Exhibit 99.2
Unaudited Financial and Other Statistical Information for the Three and Twelve-Month Periods Ended February 28, 2009, and Guidance for Fiscal Year 2010

AZZ incorporated
Condensed Consolidated Statements of Income
(unaudited)
($ in Thousands except per share amount)

	Three Months Ended February 28, 2009	Twelve Months Ended February 28, 2009

Net Sales	$100,286	$412,364

Cost of Sales	72,167	299,012

Selling, General and Administrative	10,676	43,221
Interest Expense	1,685	6,170
Net (Gain) Loss on Sale of Property, Plant and Equipment	(373)	(1,509)
Other (Income)	(61)	(1,440)
	84,094	345,454

Income Before Income Taxes and Accounting Changes	16,192	66,910
Income Tax Expense	6,225	24,704

Income before cumulative effect of changes in accounting principles	$9,967	$42,206

Cumulative effect of change in accounting principles (net of tax)	-	-

Net Income	$9,967	$42,206

Income Per Share:
Basic	$.82	$3.48
Diluted	$.81	$3.43

Exhibit 99.2

AZZ incorporated
Condensed Consolidated Balance Sheet
 (unaudited)
($ in Thousands)

Assets:	Period Ended February 28, 2009

Current assets:
Cash and cash equivalents	$47,558
Accounts receivable, net of allowance for doubtful accounts	64,764
Inventories	53,776
Costs and estimated earnings in excess of billings on uncompleted contracts	11,328
Deferred income taxes	3,588
Prepaid expenses and other	1,008
Total current assets	182,023

Net property, plant, and equipment	87,667

Goodwill	66,157

Other Assets	18,868

$354,715

Liabilities and Shareholders’ Equity:

Current liabilities:
Accounts payable	$17,853
Accrued liabilities	40,518
Long-term debt due within one year	-0-
Total current liabilities	58,371

Long-term debt due after one year	100,000

Deferred income taxes	9,232

Shareholders’ equity	187,112

$354,715

Exhibit 99.2

AZZ incorporated
Condensed Consolidated Statement of Cash Flows
 (unaudited)
($ in Thousands)

Period Ended February 28, 2009

Net cash provide by operating activities	$60,196

Net cash used in investing activities	(112,811)

Net cash provided by (used in) financing activities	98,104

Effect of exchange rate changes on cash	(158)

Net (decrease) increase in cash and cash equivalents	45,331

Cash and cash equivalents at beginning of period	2,227

Cash and cash equivalents at end of period	$47,558

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
 (unaudited)
($ in Thousands)

Information regarding operations and assets by segment is as follows:

	Three Months Ended February 28, 2009	Twelve Months Ended February 28, 2009

Net sales:
Electrical and Industrial Products	$59,872	$225,797
Galvanizing Services	40,414	186,567
	$100,286	$412,364

Segment operating income (a):
Electrical and Industrial Products	$10,811	$38,951
Galvanizing Services	11,223	53,184
	$22,034	$92,135

General corporate expenses (b)	4,149	19,441
Interest expense	1,686	6,170
Other (income) expense, net (c)	7	(386)

Income Before Taxes	$16,192	$66,910

Total assets:
Electrical and Industrial Products	$(11,527)	$159,334
Galvanizing Services	(5,959)	138,826
Corporate	34,918	56,555
	$17,432	$354,715

(a) Segment operating income consists of net sales less cost of sales, specifically identifiable general and administrative expenses, specifically identifiable selling expenses and other income and expense items that are specifically identifiable to a segment.

(b) General corporate expense consists of selling, general and administrative expense that are not specifically identifiable to a segment.

(c) Other (income) expense, net includes gains and losses on sale of property, plant and equipment and other (income) expense not specifically identifiable to a segment.

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Thousand except per share amount)

	Actual Year to Date February 28, 2009	Projected Year Ended February 28, 2010
Net Sales:
Electrical and Industrial Products	$225,797	$245,000 to $255,000
Galvanizing Services	$186,567	$150,000 to $160,000
Total Sales	$412,364	$395,000 to $415,000

Diluted earnings per share	$3.43	$2.75 to $2.95

Net Sales by Market Segment:
Power Generation	13%	17%
Transmission and Distribution	29%	33%
Industrial	58%	50%

Electrical and Industrial Products
Revenues by Industry:
Power Generation	18%	22%
Transmission and Distribution	46%	48%
Industrial	36%	30%

Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications	24%	28%
OEM’s	21%	16%
Industrial	29%	24%
Bridge and Highway	5%	9%
Petro Chemical	21%	23%

Operating Margins:
Electrical and Industrial Products	17.2%	17% to 18%
Galvanizing Services	28.5%	24% to 25.5%

Cash Provided By Operations	$60,196	$75,000
Capital Expenditures	$20,008	$14,000
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$14,542	$14,600
Total Bank Debt	$100,000	$100,000

Percent of Business By Segment:
Electrical and Industrial Products	55%	62%
Galvanizing Services	45%	38%

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Thousands)

Three Months Ended February 28, 2009
Book to Ship Ratio:
11/30/08 Backlog	$195,200
Qtr. Ending 2/28/09 Bookings	79,900
Qtr. Ending 2/28/09 Shipments	100,300
2/28/09 Backlog	$174,800
Book to Ship Ratio	.80